LOAN AGREEMENT

            THIS LOAN AGREEMENT (this "AGREEMENT"), is entered into as of June 2, 1998, between THE BETHLEHEM CORPORATION, a Pennsylvania corporation (the "BORROWER") and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "BANK").

            The Borrower and the Bank with the intent to be legally bound, agree as follows:

1.          LOAN.  The  following  loan  and  credit  facilities   (collectively
            referred to as the "LOAN"), shall be subject to and governed by this
            Agreement:

            $3,200,000 Committed Line of Credit (the "COMMITTED LINE OF CREDIT") $ 800,000 Term Loan (the "TERM LOAN")

The proceeds of each of the Committed Line of Credit and the Term Loan shall be used to refinance the outstanding balance of term and revolving debt that the Borrower presently owes to CIT Group/Credit Finance and to finance the ongoing general corporate and general working capital needs of the Borrower, except as otherwise set forth herein.

2. TERMS AND CONDITIONS. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Bank agrees to make the Loan to the Borrower at any time or from time to time on or after the date hereof in accordance with the terms of this Agreement.

            2.1 COMMITTED LINE OF CREDIT. The Committed Line of Credit shall have the following terms:

            (a) MATURITY DATE: June 1, 1999, or such later date as may be designated by the Bank by written notice to the Borrower.

            (b) INTEREST RATE: Prime Rate (as defined hereinafter) plus one and one-half percent (1.50%) per annum, but in no event greater than the maximum rate permitted by law. (As used herein, the "PRIME RATE" shall be the rate of interest per annum announced by the Bank from time to time as its Prime Rate.)

            (c) FACILITY FEE: The Borrower shall pay to the Bank the remaining unpaid half of a facility fee in the amount of $48,000, payable at closing on the entire amount of the facility.

            (d) BORROWING BASE/AVAILABILITY: The Committed Line of Credit shall be available in amounts determined in accordance with the Borrowing Base Rider in the form attached hereto as EXHIBIT A. Of such amounts, not more than $500,000 will be made available to the Borrower in the form of issued and outstanding letters of credit drawn to or for the account of the Borrower, with maturity dates that do not exceed the then-current Maturity Date.

            (e) REQUESTS. Except as otherwise provided herein, the Borrower may from time to time prior to the Maturity Date request the Bank to make a Loan under the Committed Line of Credit by delivering to the Bank, not later than 2:00 p.m. Eastern Standard or Daylight Savings Time, as may be in effect at the time the request for an advance is made, a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (a "LOAN REQUEST"), it being understood that the Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed borrowing date; and (ii) the aggregate amount of the proposed Loan. Upon the receipt by the Bank of a timely and complete Loan Request, the Bank shall make every reasonable effort to fund the proposed Loan on the date that it receives such Loan Request, and shall not charge interest thereon until such time as the proceeds thereof are in fact made available to the Borrower.

            (f) COMMITTED LINE OF CREDIT NOTE. The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Committed Line of Credit, together with interest thereon, shall be evidenced by a promissory note of the Borrower ("COMMITTED LINE OF CREDIT NOTE") payable to the order of the Bank in a face amount equal to the maximum amount of the Committed Line of Credit.

            (g) LOCKBOX. The Bank, in its discretion, may establish a lockbox at the Bank to which account debtors of the Borrower will submit all payments in respect of the Borrower's accounts receivable.

            (h)  LETTER  OF  CREDIT  FEES;   RENEWAL   FEES.   Should  the  Bank
            subsequently elect to extend the term of the Committed Line of Credit (which decision shall be made at the request of the Borrower and in the sole and absolute discretion of the Bank), the fee due and payable to the Bank in connection therewith shall not exceed one-half percent (0.50%). In addition, the Bank shall charge fees of one and one-half percent per annum on stand-by letters of credit and one-eighth of one percent (0.125%) per annum on trade letters of credit.

2.2         TERM LOAN.  The Term Loan shall have the following terms:

            (a) MATURITY DATE: June 1, 2003.

            (b) INTEREST RATE: The rate of interest specified in Section 1 of the Term Note (as such term is defined below).

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
            (c) FACILITY FEE: The Borrower shall pay to the Bank a facility fee in the amount of $12,000, payable at closing on the entire amount of the facility.

            (d) TERM NOTE. The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Term Loan, together with interest thereon, shall be evidenced by a promissory note of the Borrower (the "TERM NOTE" and together with the Committed Line of Credit Note, the "NOTES") payable to the order of the Bank in a face amount equal to the maximum amount of the Term Loan.

3. SECURITY. The security for repayment of the Loan shall include but not be limited to the collateral, guaranties and other documents heretofore, contemporaneously or hereafter executed and delivered to the Bank (the "SECURITY DOCUMENTS"), which shall secure repayment of the Loan, the Notes and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan or guarantee or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automatic clearing houses or otherwise) or out of the non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses, but excluding all such expenses and costs relating to the salaried employees of the Bank, and related administrative and overhead expenses (hereinafter referred to collectively as the "OBLIGATIONS"). This Agreement (including the Addendum and any Riders thereto), the Notes and the Security Documents are collectively referred to as the "LOAN DOCUMENTS".

4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby makes the following representations and warranties to the Bank which shall be true and correct as of the date of this Agreement and the date of the making of a Loan, and which shall be true and correct except as otherwise set forth on the Addendum attached hereto and incorporated herein by reference (the "ADDENDUM").

            4.1. EXISTENCE, POWER AND AUTHORITY. The Borrower is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, operations or financial condition of the Borrower. The Borrower is duly authorized to execute and deliver the Loan Documents, all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken, and the Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents.

            4.2. FINANCIAL STATEMENTS. The Borrower has delivered or caused to be delivered to the Bank its balance sheet and income statement for the eleven month period which ended on APRIL 30, 1998 (the "Historical Financial Statements"). The Historical Financial Statements are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the result of the Borrower's operations for the period specified therein. The Historical Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied from period to period subject in the case of interim statements to normal year-end adjustments and to any comments and notes acceptable to the Bank.

            4.3 NO MATERIAL ADVERSE CHANGE. Since the date of the Historical Financial Statements, the Borrower has not suffered any damage, destruction or loss to its assets, and no event or condition has occurred or exists, which has resulted or could reasonably be expected to result in a material adverse change in its business, assets, operations, financial condition or result of operation.

            4.4. BINDING OBLIGATIONS. The Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors; and the Loan Documents, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

            4.5. NO DEFAULTS OR VIOLATIONS. There does not exist any Event of Default under this Agreement or any material default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its articles or certificate of incorporation, regulations or bylaws; (ii) any material indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound other than trade payables and any legitimately disputed matter in litigation with any vendor or customer, in each case where the amount in controversy does not exceed $15,000 and where the amount in controversy does not exceed $100,000 on a collective basis and those litigation matters listed in the Addendum; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action by any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation.

            4.6. TITLE TO ASSETS. The Borrower has valid title to the assets reflected on the Historical Financial Statements, free and clear of all liens and encumbrances, except for (i) current taxes and assessments not yet due and payable, (ii) liens and encumbrances, if any, reflected or noted in the Historical Financial Statements, (iii) assets disposed of by the Borrower in the ordinary course of business since the date of the Historical Financial Statements, and (iv) those liens or encumbrances specified on the Addendum.

            4.7. LITIGATION. There are no actions, suits, proceedings or governmental investigations pending or, to the Borrower's knowledge, threatened against the Borrower, which could reasonably be expected to result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower for any action, suit, proceedings or investigation which could reasonably be expected to result in such a material adverse change. All pending or threatened litigation against the Borrower of which Borrower has knowledge is listed on the Addendum.

            4.8. TAX RETURNS. The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including unemployment, social security and similar taxes and all of such taxes, have been either paid or adequate reserve or other provision has been made.

            4.9. EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan, (ii) no Reportable Event (as defined under
                  Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (iv) no steps have been taken to terminate any such plan.

            4.10. ENVIRONMENTAL  MATTERS. The Borrower is in compliance,  in all material respects, with all Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which the Borrower owns or operates, or has owned or operated, a facility or site, stores Collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Except as otherwise disclosed on the Addendum, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrower's knowledge, threatened against the Borrower, any real property which the Borrower holds or has held an interest or any past or present operation of the Borrower. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of the Borrower's knowledge has occurred, on, under or to any real property in which the Borrower holds any interest or performs any of its operations, in material violation of any Environmental Law. As used in this Section, "LITIGATION OR PROCEEDING" means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and "ENVIRONMENTAL LAWS" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

            4.11. INTELLECTUAL  PROPERTY.  The Borrower owns or has the right to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower.

            4.12. REGULATORY  MATTERS.  No part of the proceeds of the Loan will be used for "PURCHASING" or "CARRYING" any "MARGIN STOCK" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

            4.13. SOLVENCY. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, the Borrower will have sufficient cash flow to enable it to pay its debts as they mature.

            4.14. DISCLOSURE.  None  of the  Loan  Documents  contains  or  will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to the Borrower which materially adversely affects or, so far as the Borrower can now reasonably foresee, might materially adversely affect the business, assets, operations, financial condition or results of operation of the Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

5. AFFIRMATIVE COVENANTS. The Borrower agrees that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments the Bank to the Borrower have been terminated, the Borrower will:

            5.1. BOOKS AND RECORDS. Maintain books and records in accordance with GAAP and give representatives of the Bank access thereto at all reasonable times following notice from the Bank, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and the Borrower will make available to the Bank for examination copies of any reports, statements or returns which the Borrower may make to or file with any governmental department, bureau or agency, federal or state.

            5.2. INTERIM FINANCIAL STATEMENTS AND REPORTS; CERTIFICATE OF NO DEFAULT; ACCOUNTS RECEIVABLE. Furnish the Bank within ten (10) days after the end of each month a detailed report on its accounts receivable and inventory status in such reasonable detail consistent with the form currently used by the Borrower's management. A copy of the most recently prepared such form is attached hereto as EXHIBIT B. In addition, the Borrower shall also furnish the Bank with current work in process reports within fifteen (15) days after the end of each month. The Borrower shall also provide within forty-five (45) days from the end of each of its fiscal quarters its Financial Statements (as defined hereinafter) for such period, in reasonable detail, certified by the President, Chief Executive Officer or Chief Financial Officer of the Borrower and prepared in accordance with GAAP applied from period to period. The Borrower shall also deliver, within forty-five
                  (45) days from the end of its fiscal quarters, a certificate signed by such officer which verifies compliance with applicable financial covenants for the period then ended and whether any Event of Default exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take. "FINANCIAL STATEMENTS" means the Borrower's consolidated and, if required by the Bank in its reasonable discretion, consolidating balance sheets, income statements and statements of cash flows for the year, month or (excepting statements of cash flows) quarter together with year-to-date figures and comparative figures for the corresponding periods of the prior year.

            5.3. ANNUAL FINANCIAL STATEMENTS AND FISCAL BUDGET. Furnish the Borrower's Financial Statements and its then-current fiscal budget for the immediately succeeding fiscal year of the Borrower to the Bank within ninety (90) days after the end of each fiscal year. Those Financial Statements will be prepared in accordance with GAAP and audited by an independent certified public accountant selected by the Borrower and satisfactory to the Bank. Audited Financial Statements shall contain the unqualified opinion of an independent certified public accountant and its examination shall have been made in accordance with GAAP consistently applied from period to period. Annual fiscal budgets shall be in such form, format and detail as shall be reasonably acceptable to the Bank. The Borrower will also provide filings made with any regulatory authority and such other information reasonably requested by the Bank, from time to time.

            5.4. PAYMENT OF TAXES AND OTHER CHARGES. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves in accordance with GAAP or made other adequate provision with respect thereto acceptable to the Bank.

            5.5. MAINTENANCE OF EXISTENCE, OPERATION AND ASSETS. Do all things necessary to maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business; continue in operation in substantially the same manner as at present; keep its properties in good operating condition and repair; and make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

            5.6. INSURANCE. Maintain with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts as is customary for established companies engaged in the same or similar business and similarly situated. (As of the date of this Agreement, the existing insurance coverage of the Borrower has been reviewed and approved by the Bank.) In the event of a conflict between the provisions of this Section and the terms of any Security Documents relating to insurance, the provisions in the Security Documents will control.

            5.7. COMPLIANCE WITH LAWS. Comply in all material respects with all laws applicable to the Borrower and to the operation of its business (including any statute, rule or regulation relating to employment practices and pension benefits or to environmental, occupational and health standards and controls).

            5.8. BANK ACCOUNTS. Establish and maintain at the Bank all of the Borrower's primary depository accounts.

            5.9. FINANCIAL COVENANTS. Comply with all of the financial and other covenants, if any, set forth on the Addendum, subject to all applicable cure periods set forth herein.

            5.10. ADDITIONAL REPORTS.  Provide prompt written notice to the Bank of the occurrence of any of the following of which the Borrower obtains knowledge (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default or potential Event of Default, (ii) any litigation filed by or against the Borrower,
                  (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or (iv) any event which might reasonably be expected to result in a material adverse change in the business, assets, operations, financial condition or results of operation of the Borrower other than disputes with trade debtors and any legitimately disputed matter in litigation with any vendor or customer, in each case where the amount in controversy does not exceed $15,000 and where the amount in controversy does not exceed $100,000 on a collective basis.

6. NEGATIVE COVENANTS. The Borrower covenants and agrees that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments of the Bank to the Borrower have been terminated, the Borrower will not, except as set forth in the Addendum, without the prior written consent of the Bank:

            6.1. INDEBTEDNESS. Incur any indebtedness for borrowed money other than: (i) the Loan and any subsequent indebtedness the Bank;
                  (ii) existing indebtedness disclosed on the Borrower's Historical Financial Statements referred to in Section 4.2;
                  (iii) fully-subordinated loans (under terms and conditions which have been approved in advance by the Bank) from
                  Universal Process Equipment, Inc. ("UPE"); (iv) capital and operating leases where the aggregate obligations due thereunder from the Borrower in any fiscal year of the Borrower does not exceed $50,000 for capital leases and $50,000 for operating leases; or (v) such payables incurred in the ordinary course of business. (It is expressly acknowledged and agreed that the Bank is familiar with and has approved the terms of the loans from UPE to the Borrower that existed on the date of this Agreement.)

            6.2. LIENS AND ENCUMBRANCES. Except as provided in Section 4.6, create, assume or permit to exist any mortgage, pledge, encumbrance or other security interest or lien upon any assets now owned or hereafter acquired or enter into any lease or any arrangement for the acquisition of property subject to any conditional sales agreement, other than purchase money security interests.

            6.3. GUARANTEES. Guarantee, endorse or voluntarily become contingently liable for the obligations of any person, firm or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

            6.4. LOANS OR ADVANCES. Purchase or hold beneficially any stock, other securities or evidences of indebtedness of any loans or advances to, or make any investment or acquire any interest whatsoever in, any other person, firm or corporation, except investments disclosed on the Borrower's Historical Financial Statements of investments in the ordinary course of the Borrower's business.

            6.5. MERGER OR TRANSFER OF ASSETS. Merge or consolidate with or into any person, firm or corporation, but only if the aggregate cash expenditure of the Borrower in connection with any such merger or consolidation exceeds $100,000, or lease, sell, transfer or otherwise dispose of property or assets, whether now owned or hereafter acquired, except for asset sales, leases and transfers in the ordinary course of the Borrower's business.

            6.6. CHANGE IN BUSINESS, MANAGEMENT OR OWNERSHIP. Make or permit any material change in the nature of its business as carried on as of the date hereof, in the composition of its current executive management (including changes due to death or disability), or in its equity ownership other than transfers to heirs and beneficiaries of a stockholder upon the death of a stockholder, changes due to the exercise of stock options now or hereafter owned by employees or officers of the Borrower and transfers of the publicly-traded common stock of the Borrower. (For purposes of this Agreement, such current executive management shall be limited to Alan H. Silverstein and Antoinette Martin, unless the Bank provides the Borrower with written notice of additions or deletions from such list.)

            6.7. DIVIDENDS. Declare or pay any dividends on or make any distribution with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity.

            6.8. CAPITAL EXPENDITURES. Make capital expenditures in any fiscal year of the Borrower which exceed an amount equal to $300,000 on an aggregate basis.

            6.9. USE OF LOAN PROCEEDS. Directly or indirectly permit the proceeds of the Loan or any part thereof to be used by Bethlehem Advanced Materials Corporation.

7. EVENTS OF DEFAULT. The occurrence of any of the following will be deemed to be an "EVENT OF DEFAULT":

            7.1. PAYMENT DEFAULT. The Borrower shall fail to pay any payment of principal or interest within ten (10) calendar days following the date when due, in respect of the Obligations.

            7.2. MATERIAL ADVERSE CHANGE. There shall be a material adverse change in the business, operations, assets, financial condition or results of operations of the Borrower, which default shall not have been cured within twenty (20) days from the receipt by the Borrower of written notice thereof from the Bank.

            7.3. COVENANT DEFAULT. The Borrower shall default in the performance of, or violate any of, the covenants or agreements contained in this Agreement, which default shall not have been cured within twenty (20) days from the receipt by the Borrower of written notice thereof from the Bank.

            7.4. BREACH OF WARRANTY. Any Financial Statement, representation, warranty or certificate made or furnished by the Borrower to the Bank in connection with this Agreement shall be materially false, incorrect or incomplete when made.

            7.5.  BANKRUPTCY  OR  INSOLVENCY.   A  proceeding  shall  have  been
                  instituted in a court having jurisdiction over the Borrower seeking a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency reorganization or other similar law and such involuntary case shall remain undismissed or unstayed and in effect for a period of ninety (90) consecutive days (provided that the Bank shall have no obligation to advance additional funds to the Borrower during such ninety (90) day period), or the Borrower shall commence a voluntary case under any such law or consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official).

            7.6. OTHER DEFAULT. The occurrence of an Event of Default as defined in the Notes or any of the Security Documents, or a violation of any of the requirements set forth in the Borrowing Base Rider.

                  Upon the occurrence of an Event of Default, and at any time thereafter, the Bank may declare all Obligations hereunder immediately due and payable will have all rights and remedies (which are cumulative and not exclusive) specified in the Notes and the Security Documents and available under applicable law or in equity.

8. CONDITIONS. The Bank's obligation to make any advance or fund any tranche under the Loan is subject to the following conditions being satisfied as of the date of the advance:

            8.1. NO EVENT OF DEFAULT. No Event of Default or event which with the passage of time, provision of notice or both would constitute an Event of Default shall have occurred and be continuing.

            8.2. AUTHORIZATION DOCUMENTS. The Borrower shall have furnished to the Bank a Secretary's Certificate attesting to the Board of Directors authorization of the execution of this Agreement, the Notes or any of the Security Documents; or other proof of authorization satisfactory to the Bank.

            8.3. DELIVERY OF LOAN DOCUMENTS. The Borrower shall have delivered to the Bank the Loan Documents and such other instruments and documents which the Bank may reasonably request in connection with the transactions provided for in this Agreement.

            8.4. OPINION OF COUNSEL. Counsel for the Borrower shall have delivered a written opinion, dated the Closing Date and in form and substance satisfactory to the Bank and its counsel, as to matters incident to the transactions contemplated herein as the Bank may reasonably request.

            8.5.  REPRESENTATIONS   AND  WARRANTIES.   The  representations  and
                  warranties of the Borrower to the Bank shall be true and correct in all respects.

            8.6. SUBORDINATION AGREEMENT. The Bank shall have received from UPE a Subordination Agreement containing terms and conditions acceptable to the Bank whereby UPE shall subordinate its claims against the Borrower for borrowed money (the "SUBORDINATED DEBT") to the indebtedness of the Borrower to the Bank, but only to the extent necessary to permit the Borrower to comply with the effective net worth covenant contained in this Agreement. All promissory notes evidencing the Subordinated Debt shall have been marked with the legend set forth in the Subordination Agreement.

            8.7. EQUITY CONTRIBUTION FROM UPE. Receipt of evidence that UPE has in fact unconditionally contributed additional equity to the Borrower in the form of used equipment inventory that is similar to the Borrower's Bethlehem-Type Equipment with a fair-market value that is sufficient to cause the Borrower to meet the minimum effective net worth and maximum leverage covenants contained in this Agreement.

            8.8. EQUIPMENT REPURCHASE AGREEMENT FROM UPE. Receipt of a signed agreement from both UPE and the Borrower wherein UPE will be required to either liquidate or otherwise purchase for its own account the

                  Borrower's Eligible Inventory on behalf of the Borrower and for the benefit of the Bank upon the occurrence of a payment default under the Loan Documents within fifteen (15) months from the date that the Bank provides UPE with written notice of an Event of Default arising from the failure of the Borrower to make timely payments of either principal or interest due in connection with the Loan to the Bank, subject in all respects to the terms, restrictions and provisions set forth therein.

            8.9. COLLATERAL ASSIGNMENT OF LIFE INSURANCE POLICY. Receipt of an assignment of a $2,500,000 "key man" insurance policy to the Bank on the life of Alan H. Silverstein within thirty (30) days from the date of this Agreement.

            8.10. MORTGAGEE  WAIVER.  Receipt of an executed  copy of the Bank's standard Mortgagee Waiver from Ocwen Federal Savings Bank in its capacity as the holder of a mortgage on the Borrower's Easton property.

9. INCREASED COSTS. Within twenty (20) days following written demand, together with the written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred and any losses suffered or payments made by the Bank as a consequence of making the Loan by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets, but only if similar payment demands are made by the Bank against all of its then-currently similarly situated customers and borrowers.

10          MISCELLANEOUS.

            10.1. NOTICES. All notices, demands, requests,  consents,  approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to such party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth below or to such other address as any party may give to the other in writing for such purpose:


To the Bank:                                  To the Borrower:

PNC Bank, N.A.                                The Bethlehem Corporation
1035 Virginia Drive                           25th & Lennox Streets
Fort Washington, PA 19034                     Easton, PA 18045
Attention: Thomas R. Keiser                   Attention: Alan H. Silverstein
Facsimile No.:  (215) 591-1022                Facsimile No.: (610) 515-1341

With copies to:                               With copies to:

Kenneth J. Marino, Esquire                    Kevin T. Fogerty, Esquire
Blank Rome Comisky & McCauley LLP             The Law Office of Kevin T. Fogerty
1220 Market Street, 8th Floor                 1620 Pond Road, Suite 301
Wilmington, DE 19801                          Allentown, PA 18104
Facsimile No.: (302) 425-6464                 Facsimile No.: (610) 366-0955

            10.2. PRESERVATION  OF RIGHTS.  No delay or  omission on the part of the Bank to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of the Bank impair any right or power arising hereunder. The rights and remedies hereunder of the Bank are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

            10.3. ILLEGALITY.  In  case  any  one  or  more  of  the  provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            10.4. CHANGES IN WRITING.  No  modification,  amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom, will in any event be effective unless the same is in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

            10.5. ENTIRE AGREEMENT.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

            10.6. COUNTERPARTS.  This  Agreement  may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

            10.7. SUCCESSORS  AND ASSIGNS.  This  Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective, successors and assigns; PROVIDED, HOWEVER, that the Borrower may not assign this Agreement in whole or in part without the prior written consent of the Bank and the Bank at any time may assign this Agreement in whole or in part, upon prior written notice to Borrower.

            10.8. INTERPRETATION.  In this  Agreement,  unless  the Bank and the
                  Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

            10.9. ASSIGNMENTS  AND  PARTICIPATION.   Notwithstanding  any  other
                  provisions of this Agreement, the Bank may, at any time in its sole discretion, without any notice to the Borrower, sell, assign, transfer, negotiate, grant participation in, or otherwise dispose of all or any part of the Bank's interest in the Loan. The Borrower hereby authorizes the Bank to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower's financial condition, business operations or general creditworthiness, to any person or entity which may succeed to or participate in all or any part of the Bank's interest in the Loan, provided that such person or entity agrees to maintain the confidentiality of such information. The Bank agrees that it will otherwise maintain the confidentiality of any proprietary information in its possession concerning the Borrower which is not otherwise available to the public.

           10.10. GOVERNING LAW AND JURISDICTION. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the Commonwealth of Pennsylvania. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court seated in Philadelphia County, Pennsylvania, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. the Bank and the Borrower agree that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

          10.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

            WITNESS the due execution of this Loan Agreement as a document under seal, as of the date first written above.


[CORPORATE SEAL]                       THE BETHLEHEM CORPORATION,
                                          a Pennsylvania corporation


Attest:________________________        By:__________________________(SEAL)
                                            Alan H. Silverstein
                                            President & Chief Executive Officer



                                       PNC BANK, NATIONAL ASSOCIATION,
                                            a national banking association


Witness:______________________         By:__________________________(SEAL)
                                            Thomas R. Keiser
                                            Vice President

            ADDENDUM to that certain Loan Agreement dated June 2, 1998 between THE BETHLEHEM CORPORATION as the Borrower and PNC BANK, NATIONAL ASSOCIATION as the Bank.

I.    FINANCIAL COVENANTS

A) MINIMUM FIXED CHARGE COVERAGE RATIO - On a continuous basis, to be tested by the Bank at least quarterly as of the end of each fiscal quarter of the Borrower, the Borrower's Fixed Charge Coverage Ratio shall equal or exceed 1.20 to 1.00. (Herein, the term "Fixed Charge Coverage Ratio" shall be determined in accordance with GAAP and shall equal the sum of the Borrower's net income and depreciation and amortization expenses for the immediately preceding twelve (12) month period divided by the sum of the Borrower's unfunded capital expenditures, interest expenses and current maturities of long-term debt over that same twelve (12) month period.

MINIMUM EFFECTIVE NET WORTH - On a continuous basis, to be tested by the Bank at least quarterly as of the end of each fiscal quarter of the Borrower, the Borrower's Effective Net Worth shall equal or exceed $1,000,000 at all times from and after the closing date through May 31, 1998, and thereafter an amount equal to the sum of $1,000,000 plus an amount equal to one hundred percent (100%) of the Borrower's annual net income during each fiscal year of the Borrower from and after the fiscal year ending on May 31, 1998. (Herein, the term "Effective Net Worth" shall be determined in accordance with GAAP and shall equal the sum of the shareholder equity of the Borrower plus all fully-subordinated debt of the Borrower minus all of the Borrower's intangible assets.)

C) MAXIMUM LEVERAGE RATIO - On a continuous basis, to be tested by the Bank at least quarterly as of the end of each fiscal quarter of the Borrower, the Borrower's Leverage Ratio shall not exceed (i) 14.00 to 1.00 from the closing date through May 30, 1998, (ii) 7.50 to
            1.00 from May 31,  1998  through May 30, 1999 and (iii) 4.00 to 1.00 from and after May 31, 1999. (Herein, the term "Leverage Ratio" shall be determined in accordance with GAAP and shall equal the sum of the Borrower's total liabilities minus all fully-subordinated debt divided by the sum of the Borrower's Effective Net Worth.)

II.         PERMITTED ENCUMBRANCES

                        None

III.        PENDING LITIGATION

            STEVEN RULE V. THE BETHLEHEM CORPORATION, ET AL., Civil Action No. 97003066 22-2 (C.C.P. Bucks) - This is a products liability action involving (at this juncture) approximately eight Defendants and Additional Defendants at this juncture; the primary Defendants are manufacturers of fire-protective garments worn by the Plaintiff, when he was operating a piece of equipment -- allegedly designed, manufactured and sold by the Bethlehem Corporation --, and a fire resulted and he was burned; the case is in the discovery phase; it is believed that the claims against Bethlehem are questionable, and that the Plaintiff's primary focus is against the manufacturers of the protective clothing and various component parts, which allegedly failed and resulted in burn injuries.

            WESTINGHOUSE ELECTRIC CORP. V. BETHLEHEM CORP., Civil Action No. 1996-C- 8149 (C.C.P. Northampton) - Westinghouse has sued to recover $39,056.22 for services allegedly rendered; Bethlehem has counterclaimed for damages caused by the poor quality of services rendered, and is also defending on the basis that the services rendered by Westinghouse were of little or no value; the case is in the middle of discovery.

            SI HANDLING SYSTEMS, INC. V. THE BETHLEHEM CORPORATION - The Complaint in this case was just filed on May 18, 1998; it is a suit for $27,880.59 for goods and services allegedly rendered; Bethlehem intends to assert by defense and counterclaim the poor quality of the services rendered, and to recover damages resulting from failure to properly perform under the agreement between the parties.

IV.         ENVIRONMENTAL MATTERS

                        None

                                    EXHIBIT A

BORROWING BASE RIDER

            THIS BORROWING BASE RIDER ("RIDER") is executed this 28th day of May 1998, by and between THE BETHLEHEM CORPORATION, a Pennsylvania corporation (the "BORROWER"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "BANK"). This Rider is incorporated into and made part of that certain Loan Agreement dated June 2, 1998, and also into such other financing documents and security agreements as may be executed and delivered pursuant to said Loan Agreement (all such documents including this Rider are collectively referred to as the "LOAN DOCUMENTS"). All initially capitalized terms not otherwise defined in this Rider shall have the same meanings ascribed to such terms in the other Loan Documents.

            Pursuant to the Loan Documents, the Bank has extended a "LOAN" to the Borrower which includes a "COMMITTED LINE OF CREDIT," under which the Borrower may borrow, repay and reborrow funds at any time prior to the Maturity Date (such portion of the Loan being referred to together herein as the "FACILITY"). As a condition to the Bank's willingness to extend the Facility to the Borrower, the Bank and the Borrower are entering into this Rider in order to set forth their agreement regarding the maximum amount which may be outstanding under the Facility at any time, and for the other purposes set forth below:

            NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the parties hereto covenant and agree as follows:

            1. LIMITATIONS ON BORROWINGS UNDER FACILITY. Notwithstanding any provisions to the contrary in any of the other Loan Documents, at no time shall the aggregate principal amounts of indebtedness outstanding at any one time under the Facility exceed the Borrowing Base at such time. If at any time the aggregate principal amount of indebtedness outstanding under the Facility exceeds the limitation set forth in this Section 1 for any reason, then the Borrower shall immediately repay the amount of such excess to the Bank in immediately available funds.

            2.  BORROWING  BASE  CERTIFICATES.   In  addition  to  any  and  all
provisions of the other Loan Documents which establish conditions to the Borrower's ability to request and obtain any advance under the Facility, the Borrower may not request an advance under the Facility unless a Borrowing Base Certificate shall have been delivered to the Bank via telecopy by 2:00 p.m. Eastern Standard or Daylight Savings Time, as may be in effect at the time the request for an advance is made, on the date of such proposed advance. The Borrower shall also deliver an updated Borrowing Base Certificate upon the Bank's request and in no event later than on or before the 10th day of each month or the first business day thereafter if such day falls on a weekend or holiday, if no new advances have been requested by the Borrower under the Facility since the date of the preceding Borrowing Base Certificate. Each such Borrowing Base Certificate shall be in form and substance identical to the attached SCHEDULE A hereto and shall separately track advances under the Facility which are supported by each of the four (4) existing categories of Eligible Inventory that are described below.

            3. CERTAIN DEFINED TERMS. In addition to the words and terms defined elsewhere in this Rider or in the other Loan Documents, as used in this Rider, the following words and terms shall have the following meanings:

            "ACCOUNT" shall mean an "ACCOUNT" or a "GENERAL INTANGIBLE" as defined in the Uniform Commercial Code as in effect in the jurisdiction whose Law governs the perfection of the Bank's security interest therein, whether now owned or hereafter acquired or arising.

            "ACCOUNT DEBTOR" shall mean, with respect to any Account, each Person who is obligated to make payments to the Borrower on such Account.

            "AFFILIATE" of the Borrower or any Account Debtor shall mean (a) any Person who (either alone or with a group of Persons, and either directly or indirectly through one or more intermediaries) is in control of, is controlled by or is under common control with the Borrower or such Account Debtor, (b) any director, officer, partner, employee or agent of the Borrower or such Account Debtor, and (c) any member of the immediate family of any natural person described in the preceding clauses (a) and (b). A Person or group of Persons shall be deemed to be in control of the Borrower or an Account Debtor when such Person or group of Persons possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the Borrower or such Account Debtor, whether through the ownership of voting securities, by contract or otherwise.

            "BETHLEHEM-TYPE EQUIPMENT" shall mean the used resale equipment inventory of the Borrower that is similar to the new resale equipment inventory that is currently being manufactured by the Borrower except for the fact that it was originally manufactured by an entity other than the Borrower

            "BORROWING BASE" shall mean at any time the lesser of (a) $3,200,000 (the maximum principal amount of the Facility) and (b) the sum of (i) 60% of Qualified Accounts at such time and (ii) the lesser of $2,250,000 or 50% of Eligible Inventory at such time. The value at any time of the collateral described in this definition shall be determined by reference to the most recent Borrowing Base Certificate delivered by the Borrower to the Bank.

            "BORROWING BASE CERTIFICATE" shall mean each Borrowing Base Certificate to be delivered by the Borrower to the Bank pursuant to Section 2 of this Rider, in substantially the form attached as EXHIBIT A to this Rider, with blanks appropriately completed, as amended, supplemented or otherwise modified from time to time. References in the Borrowing Base Certificate to the "Loan Agreement" shall be deemed to be references to this Rider and the other Loan Documents.

            "ELIGIBLE INVENTORY" shall mean, collectively, all of the Borrower's
then-current   Bethlehem-Type   Equipment,  New  Bethlehem  Equipment  and  Used
Bethlehem Equipment.

            "LAW" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

            "LIEN" shall mean any mortgage, pledge, security interest, bailment, encumbrance, claim, lien or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement and any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code.

            "NEW BETHLEHEM EQUIPMENT" shall mean the new resale equipment inventory of the Borrower that was manufactured by the Borrower but has not yet been sold by the Borrower.

            "OFFICIAL BODY" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

            "PERSON" shall mean an individual, sole proprietorship, corporation, partnership (general or limited), trust, business trust, limited liability company, unincorporated organization or association, joint venture, joint-stock company, Official Body, or any other entity of whatever nature.

            "QUALIFIED ACCOUNTS" shall mean Accounts which are and at all times continue to be acceptable to the Bank in its sole discretion. Standards of acceptability include but are not limited to the following conditions:

            a. The Account duly complies with all applicable Laws, whether Federal, state or local, including but not limited to usury Laws, the Federal Truth in Lending Act, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, and Regulation Z of the Board of Governors of the Federal Reserve Systems;

            b. The Account was not originated in or subject to the Laws of a jurisdiction whose Laws would make the account or the grant of the security interest in the Account to the Bank unlawful, invalid or unenforceable;

            c. The Account was originated by the Borrower in connection with the sale of goods or the rendering of services by the Borrower in the ordinary course of business under an enforceable contract, and such sale has been consummated and such goods have been delivered or such services have been rendered so that the performance of such contracts has been completed by the Borrower and by all parties other than the Account Debtor, or the cost thereof has been billed to the Account Debtor prior to delivery pursuant to an existing milestone or installment-based billing arrangement;

            d. The Account is evidenced by a written invoice or other documentation and arises from a contract, all of which are in form and substance satisfactory to the Bank;

            e. The Account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the grant of the security interest by the Borrower to the Bank in and to the Account arising with respect thereto;

            f. The title of the Borrower to the Account and, except as to the Account Debtor, to any related goods is absolute and is not subject to any Lien except Liens in favor of the Bank;

            g. The Account provides for payment in United States Dollars by the Account Debtor;

            h. The Account shall have amounts owing that are not less than the amounts represented by the Borrower;

            i.    The portion of the  Account for which  income has not yet been
                  earned  or  which  constitutes  unearned  discount,   services
                  charges or deferred interest shall be ineligible;

            j. The Account shall be eligible only to the extent that it is not subject to any defense, claim of reduction, counterclaim, set-off, recoupment, or any dispute or claim for credits, allowances or adjustments by the Account Debtor because of returned, inferior, damaged goods or unsatisfactory service, or for any other reason;

            k. The goods the sale of which gave rise to the Account were shipped or delivered or provided to the Account Debtor on an absolute sale basis or on a bill and hold sale basis, but not on a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar terms making the Account Debtor's payment obligations conditional, or the cost thereof has been billed to the Account Debtor prior to delivery pursuant to an existing milestone or installment-based billing arrangement;

            l. The Account Debtor has not returned, rejected or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the Account arose;

            m. No default exists under the Account by any party thereto, and all rights and remedies of the Borrower under the Account are freely assignable by the Borrower;

            n. The Account has not been outstanding for more than ninety (90) days past the invoice date and is not subject to "dating" terms;

            o. The Account shall be ineligible to the extent that the aggregate amount of all the Accounts of the Account Debtor and its Affiliates exceed 70% of all of the Borrower's Accounts;

            p. The Borrower has not received any note, trade acceptance, draft, chattel paper or other instrument with respect to, or in payment of, the Account, unless, if any such instrument has been received, the Borrower immediately notifies the Bank and, at the Bank's request, endorses or assigns and delivers such instrument to the Bank;

            q. The Borrower has not received any notice of (i) the filing by or against the Account Debtor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or any similar proceeding, or (ii) any assignment by the Account Debtor for the benefit of creditors. Upon receipt by the Borrower of any such notice, it will give the Bank prompt written notice thereof;

            r.    The Account Debtor is not an Affiliate of the Borrower;

            s. The Account shall be ineligible if the Account Debtor is an Official Body, unless the Borrower shall have taken all actions deemed necessary by the Bank in order to perfect the Bank's security interest therein, including but not limited to any notices or filings required under the Assignment of Claims Act of 1940, as amended, or other applicable Laws; and

            t. The Bank has not deemed such Account ineligible because of uncertainty about the creditworthiness of the Account Debtor (including, without limitation, unsatisfactory past experiences of the Borrower or the Bank with the Account Debtor) or because the Bank otherwise makes a reasonable determination that the collateral value of the Account to the Bank is impaired or that the Bank's ability to realize such value is insecure.

            Standards of acceptability shall be fixed and may be revised from time to time by mutual agreement of Bank and Borrower. In the case of any dispute about whether an Account is or has ceased to be a Qualified Account, the decision of the Bank shall be final.

            "USED BETHLEHEM EQUIPMENT" shall mean the used resale equipment inventory of the Borrower that was originally manufactured and sold by the Borrower, but was subsequently re-acquired by the Borrower.

            4. GOVERNING LAW. THIS RIDER WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICTS OF LAW RULES.

            5. COUNTERPARTS. This Rider may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

            WITNESS the due execution of this Borrowing Base Rider as a document under seal, as of the date first written above.

[CORPORATE SEAL]                       THE BETHLEHEM CORPORATION,
                                            a Pennsylvania corporation

Attest:________________________        By:__________________________(SEAL)
                                             Alan H. Silverstein
                                             President & Chief Executive Officer

[CORPORATE SEAL]                       PNC BANK, NATIONAL ASSOCIATION,
                                             a national banking association

Witness:______________________         By:__________________________(SEAL)
                                             Thomas R. Keiser, Vice President

                                   SCHEDULE A

                                FORM OF BORROWING
                                BASE CERTIFICATE


1)    Total Accounts Receivable                            $__________________

2)    Less: Unqualified Receivables

      C)    Over 90 Days Due                   $________________

      D)    Retention                          $________________

      E)    Foreign Not Supported By
            Letter of Credit                   $________________

      F)    Over-Concentration Limit           $________________

      G)    Others                             $________________

                              TOTAL                         $__________________

3)    Total Qualified Accounts
            (Line 1 minus Line 2)                           $__________________

4)    Borrowing Base Availability - Accounts Receivable
            (60% of Line 3)                                 $__________________

5)    Total Qualified Inventory (By Sub-Category)

      A)    Bethlehem-Type Equipment           $______________

      B)    New Bethlehem Equipment            $______________

      C)    Used Bethlehem Equipment           $______________

                      TOTAL (NOT TO EXCEED $4,500,000)      $__________________

6)    Borrowing Base Availability - Inventory
            (Lesser of 50% of Line 3 or $2,250,000.)        $__________________

7)    Total Borrowing Base Availability
            (Lesser of Line 4 plus Line 6 or $3,200,000)    $__________________

8)    Revolving Loan Outstanding
            (Not to exceed Line 7)                         $___________________

9)    Borrowing Base Availability
            ($3,200,000 minus Line 7)                      $___________________



- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

            To induce PNC Bank, National Association ("PNC Bank") to grant advances or other financial accommodations to us pursuant to the terms of our Loan Agreement dated as of June 2, 1998 with PNC Bank, as the same may be extended, amended, and/or restated from time to time (the "Credit Agreement"), we hereby certify, represent and warrant the following to the PNC Bank, all as of the date hereof: (1) the foregoing statements of our accounts receivable and inventory described above are true and complete; (2) the total eligible collateral described above at Lines three (3) and five (5) represent only Eligible Inventory and Qualified Accounts, as those terms are defined in the Credit Agreement; (3) we are in compliance with all of the terms and provisions of the Credit Agreement, and; (4) there exists no Default or Event of Default under the Credit Agreement.




DATE: ________________                  THE BETHLEHEM CORPORATION,
                                             a Pennsylvania corporation


                                        By:_________________________________
                                             Antoinette Martin
                                             Chief Financial Officer

                                    EXHIBIT B

                FORM OF ACCOUNTS RECEIVABLE AND INVENTORY REPORT

                             SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT (this "AGREEMENT") is entered into as of the 2nd day of June, 1998, by and among PNC BANK, NATIONAL ASSOCIATION (the "BANK"), THE BETHLEHEM CORPORATION (the "BORROWER") and UNIVERSAL PROCESS EQUIPMENT, INC. (the "CREDITOR").

                                    RECITALS

         The Bank has  established  or is  establishing  a $3,200,000  Revolving
Credit facility and an $800,000 Term Loan facility for the benefit of the Borrower, as evidenced by certain documents, instruments and agreements all between the Bank and the Borrower (collectively, the "LOAN DOCUMENTS").

         The Creditor has extended or is extending to the Borrower certain loans, advances and extensions of credit, as evidenced by the Promissory Note (as such term is defined herein, and also referred to herein as the "CREDITOR DOCUMENTS").

         The Bank and the Creditor hereby desire to set forth the respective rights and obligations each has as against the other with respect to the Borrower.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS.

         "OBLIGATIONS" means all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan or guarantee or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automatic clearing houses or otherwise) or out of the Bank's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses, exclusive of all such costs and expenses relating to the salaried employees of the Bank, and all related administrative and overhead expenses of the Bank.

         "COLLATERAL" means any collateral now or in the future securing the Obligations, including but not limited to claims against any guarantors of the Obligations and any collateral securing such guarantees.

         "SUBORDINATED DEBT" means the indebtedness due and owing by the Borrower to the Creditor, as evidenced by that certain Promissory Note to the Creditor from the Borrower in the amount of $800,000 dated of even date herewith (herein, the "Promissory Note").

2. SUBORDINATION. Subject to Section 3 hereof, the Creditor hereby irrevocably subordinates and postpones the payment and the time of payment of all the Subordinated Debt and all claims and demands arising therefrom to the Obligations and directs that the Obligations be paid in full before the Subordinated Debt.

3. PAYMENTS TO CREDITOR. Notwithstanding any other provision of this Agreement, the Borrower shall be entitled to pay and the Creditor shall be entitled to receive, prior to the date that the Creditor receives written notice from the Bank either that an Event of Default has occurred under the Loan Documents or would result from such payment, only all scheduled payments of interest (at the current rate set forth in the Creditor Documents) under the Subordinated Debt, and only when due. No payments of principal on the Subordinated Debt or default interest thereon or costs and expenses shall be permitted or made without the Bank's prior written consent. After the occurrence of an Event of Default under the Loan Documents and receipt by the Creditor of written notice thereof from the Bank to the Creditor, the Borrower shall not make, and the Creditor shall not receive, any direct or indirect payments of principal, interest, fees or expenses under the Subordinated Debt.

4. SECURITY. The Borrower shall not grant and the Creditor shall not take any lien on or security interest in any of the Borrower's property, now owned or hereafter acquired or created, without the prior written consent of the Bank, except that the Borrower shall be permitted to grant a subordinate security interest in the Borrower's intangible intellectual property assets and inventory to collateralize both the Subordinated Debt and the non-subordinate debt due from the Borrower to the Creditor, subject in all respects to the terms, conditions and restrictions contained in this Agreement.

5. STANDBY LIMITATION. Notwithstanding any breach or default by the Borrower under the Creditor Documents, the Creditor shall not at any time or in any manner foreclose upon, take possession of, or attempt to realize on any Collateral, or proceed in any way to enforce any claims it has or may have against the Borrower unless and until the Obligations have been fully and indefeasibly paid and satisfied in full.

6. BANKRUPTCY/PROBATE OF BORROWER. In the event a petition or action for relief shall be filed by or against the Borrower under any federal bankruptcy statute in effect from time to time, or under any other law relating to bankruptcy, insolvency, reorganization, receivership, general assignment for the benefit of creditors, general moratorium, general creditor composition, arrangement or other similar relief for debtors, the Bank's claim (secured or unsecured) against the assets or estate of the Borrower shall be indefeasibly paid in full before any payment is made to the Creditor on the Subordinated Debt, whether such payment is in cash, securities or any other form of property or rights. The Obligations shall include interest accruing after the date of commencement of any case or proceeding under any such bankruptcy statute or related law, regardless of whether the Bank's claim for such interest is allowed in such case or proceeding.

The Bank may, in its discretion, file a proof of claim for or collect the Creditor's claim on the Subordinated Debt first for the benefit of the Bank to the extent of the unpaid Obligations and then for the benefit of the Creditor (but without creating any duty or liability to the Creditor other than to remit to the Creditor distributions, if any, actually received in such proceedings or on either or both of the proofs of claim filed in connection with the claims of either the Creditor and/or the Bank after the Obligations have been paid and satisfied in full) directly from the receiver, trustee, custodian, liquidator or representative of the Borrower's estate in such proceeding. The Borrower and the Creditor shall furnish all assignments, powers or other documents requested by the Bank to facilitate such direct collection by the Bank.

7. RECEIPT OF PAYMENTS BY CREDITOR. Should the Creditor directly or indirectly receive any payment or distribution not permitted by the provisions of this Agreement or any Collateral or proceeds thereof, prior to the full and indefeasible payment and satisfaction of the Obligations and the termination of all financing arrangements between the Bank and the Borrower, the Creditor will deliver the same to the Bank in the form received (except for the endorsement or assignment of the Creditor where necessary), for application to the Obligations in such order and manner as the Bank may elect. Until so delivered, the Creditor shall hold the same, IN TRUST, for the Bank as property of the Bank, and shall not commingle such property of the Bank with any other property held by the Creditor. In the event the Creditor fails to make any such endorsement or assignment, the Bank, or any of its officers or employees on behalf of the Bank, is hereby irrevocably authorized in its own name or in the name of the Creditor to make such endorsement or assignment and is hereby irrevocably appointed as the Creditor's attorney-in-fact for those purposes.

8.       BANK'S RIGHTS.

(a) The Creditor hereby consents that at any time and from time to time, without further consent of or notice to the Creditor and without in any manner affecting, impairing, lessening or releasing any of the provisions of this Agreement, the Bank may, in its sole discretion: (i) renew, compromise, extend, expand, postpone, waive, accelerate, terminate, change the payment terms of, or otherwise modify the Obligations or amend, renew, replace or terminate the Loan Documents or any and all other agreements now or hereafter related to the Obligations; (ii) extend credit to the Borrower in whatever amount on a secured or unsecured basis or take other support for the Obligations and exchange, enforce, waive, sell, transfer, collect, adjust or release any such security or other support or any part thereof; (iii) apply any and all payments or proceeds of such security or other support and in any order or manner as the Bank, in its discretion, may determine; and (iv) release or substitute any party liable on the Obligations, any guarantor of the Obligations, or any other party providing support for the Obligations.

(a) This Agreement will not be affected, impaired or released by any delay or failure of the Bank to exercise any of its rights and remedies against the Borrower or any guarantor or under any of the Obligations or against any Collateral, by any failure of the Bank to take steps to perfect or maintain its lien on, or to preserve any rights to, any Collateral by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or guarantee therefor, or by any other event or circumstance which otherwise might constitute a defense available to, or a discharge of, the Borrower or a subordinated creditor. Except to the extent expressly stated in
Section 3 of this Agreement, the Creditor hereby waives demand, presentment for performance, protest, notice of dishonor and of protest with respect to the Subordinated Debt and the Collateral, notice of acceptance of this Agreement, notice of the making of any of the Obligations and notice of default under any of the Obligations.

(a) Nothing in this Agreement will obligate the Bank to grant credit to, or continue financing arrangements with, the Borrower.

9. CONTINUING AGREEMENT. This is a continuing agreement and will remain in full force and effect until all of the Obligations and all of the Creditor's obligations to the Bank have been fully performed and indefeasibly satisfied and until all the Loan Documents have been terminated. This Agreement will continue to be effective or will be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned by the Bank upon insolvency, bankruptcy, or reorganization of the Borrower or otherwise, all as though such payment had not been made.

10. NO CHALLENGE TO LIENS. The Creditor agrees that it will not make any assertion, claim or argument in any action, suit or proceeding of any nature whatsoever in any way challenging the priority, validity or effectiveness of the liens and security interests granted to the Bank.

11.      DISPOSITION OR RELEASE OF COLLATERAL.

(a) If at any time or from time to time the Collateral, or any portion thereof, is in any manner sold or otherwise transferred, the Creditor's consent to such disposition shall be automatically and irrevocably given if the Bank, in its sole discretion and for any reason, consents to such disposition, and in any event the Creditor shall not be entitled to receive any proceeds (cash or non-cash) of such disposition unless and until the Obligations have been indefeasibly paid in full.

(a) If, at any time and for any reason, the Bank releases its lien on the Collateral, or any portion thereof, the Creditor shall likewise release its lien on the property so released from the Bank's lien, if the Creditor has obtained such a lien.

12. ORDER OF PROCEEDINGS. Nothing in this Agreement is intended to compel the Bank or the Creditor at any time to declare the Borrower in default or compel the Bank to proceed against or refrain from proceeding against any Collateral in any order or manner. All rights and remedies of the Bank with respect to the Collateral, the Borrower, and any other obligors concerning the Obligations are cumulative and not alternative.

13.      REPLACEMENT FINANCING; LEGEND ON CREDITOR DOCUMENTS.

(a) The provisions hereof shall inure to the benefit of any financial institution obtained by the Borrower or the Bank to provide replacement working capital or other financing for the Borrower in place of the Bank, regardless of whether any such replacement lender provides its own financing or succeeds to the Bank's financing by assignment. If requested by such replacement lender, the Creditor shall execute with such replacement lender a subordination agreement substantially similar to this Agreement.

(a) The Creditor also agrees that as a prior condition of any assignment of any of its interests under any of the Creditor Documents, the Creditor shall require the assignee to acknowledge this Agreement and agree, in writing, to be bound by the terms and conditions hereof.

(a) Each and every note now or hereafter issued as part of the Creditor Documents shall bear the following legend:

         This [Note or other instrument] is subject to the terms of a Subordination Agreement dated as of June 2, 1998, in favor of PNC Bank, National Association. Notwithstanding any contrary statement contained in the within instrument, no payment on account of any obligation arising from or in connection with the within instrument or any related agreement (whether of principal, interest or otherwise) shall be made, paid, received or accepted except in accordance with the terms of said Subordination Agreement.

14. FINANCING OF FIDUCIARY. In the event of a bankruptcy, reorganization, other insolvency or court proceeding for the Borrower commences, the Bank shall have the option (in its sole and absolute discretion) to continue to provide financing (on terms acceptable to the Bank) of the trustee, other fiduciary, or of the Borrower as a debtor-in-possession, if the Bank deems such financing to be in its best interests. The subordination and lien priority provisions of this Agreement shall continue to apply to all advances made during the pendency of such court proceedings, so that the Bank shall have a prior lien on all Collateral, created before or during such court proceeding, to secure all Obligations, whether created before or during such court proceeding. The Creditor hereby waives any right it may have to object to financing by the Bank during the pendency of such court proceeding and the Creditor's consent to such financing shall not be required regardless of whether the court supervising such proceeding approves, grants or allows adequate protection to the Creditor.

15. INVESTIGATION OF PARTIES. The Creditor has entered into the Creditor Documents with the Borrower and the Bank has entered into the Loan Documents with the Borrower and the Creditor and the Bank have entered into this Agreement each upon its own independent investigation, and each makes no warranty or representation as to each other with respect to the financial condition of the Borrower, or its ability to repay its loans to the Creditor or the Bank in the future. Nothing in this Agreement shall be deemed to constitute this Agreement as a security or create a joint venture or partnership between the Creditor and the Bank for any purpose.

16. IMPROPER ACTION BY CREDITOR. If the Creditor, the Borrower or both, contrary to this Agreement, make, attempt to or threaten to allow the Creditor to exercise its remedies against the Borrower under the Creditor Documents, or make any payment or take any action contrary to this Agreement, the Bank may restrain or enjoin the Creditor and the Borrower from so doing, it being expressly understood and agreed by the Creditor and the Borrower that: (i) the Bank's damages from their actions may at that time be difficult to ascertain and may be irreparable, and (ii) the Creditor and the Borrower waive any defense or claim that the Bank or the Borrower cannot demonstrate damages or can be made whole by the awarding of damages.

17. NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to such party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth below or to such other address as any party may give to the other in writing for such purpose:

         TO THE BANK:         PNC BANK, NATIONAL ASSOCIATION
                              1035 VIRGINIA DRIVE
                              FORT WASHINGTON, PENNSYLVANIA 19034
                              ATTENTION: THOMAS R. KEISER
                              FACSIMILE NO.: (215) 773-1022

                              WITH COPIES TO: BLANK ROME COMISKY & MCCAULEY LLP 1220 MARKET STREET, 8TH FLOOR
                              WILMINGTON, DE 19801
                              ATTENTION: KENNETH J. MARINO, ESQUIRE
                              FACSIMILE NO.: (302) 425-6464

         TO THE CREDITOR:     UNIVERSAL PROCESS EQUIPMENT, INC.
                              P.O. BOX 338
                              ROOSEVELT, NJ 08555-0338
                              ATTENTION: RONALD H. GALE, PRESIDENT
                              FACSIMILE NO.: (609) 259-0644

                              WITH COPIES TO: UNIVERSAL PROCESS EQUIPMENT, INC. 1180 ROUTE 130 SOUTH
                              ROBBINSVILLE, NJ 08691
                              ATTENTION: HAROLD BOGATZ, ESQUIRE
                              FACSIMILE NO.: (609) 259-0644

         TO THE BORROWER:   THE BETHLEHEM CORPORATION
                            25TH & LENNOX STREET
                            EASTON, PENNSYLVANIA 18045
                            ATTENTION: ALAN H. SILVERSTEIN
                            FACSIMILE NO.: (610) 515-1341

                            WITH COPIES TO: THE LAW OFFICES OF KEVIN T. FOGERTY
                           1620 POND ROAD
                           ALLENTOWN, PA 18104
                           ATTENTION: KEVIN T. FOGERTY, ESQUIRE
                           FACSIMILE NO.: (610) 366-0955

18. PRESERVATION OF RIGHTS. No delay or omission on the part of the Bank to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of the Bank impair any right or power arising hereunder. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. Nothing in this Agreement is intended to modify, alter, reduce or impair any rights which the Bank or the Creditor may have against the Borrower under the Loan Documents or the Creditor Documents, respectively, or under any other agreement between them, or either of them, and the Borrower.

19. ILLEGALITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

20. CHANGES IN WRITING. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower or the Creditor therefrom, will in any event be effective unless the same is in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

21. ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

22. COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

23. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the Borrower, the Creditor and the Bank and their respective heirs, executors, administrators, successors and assigns; PROVIDED, HOWEVER, that neither the Borrower nor the Creditor may assign this Agreement in whole or in part without the prior written consent of the Bank and the Bank at any time may assign this Agreement in whole or in part. No claims or rights are intended to be created hereunder for the benefit of the Borrower or any alleged third party beneficiary hereof.
                                       7

24. INTERPRETATION. In this Agreement, unless the parties otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. If this Agreement is executed by more than one party as Borrower or by more than one party as Creditor, the obligations of such persons or entities will be joint and several.

25. GOVERNING LAW AND JURISDICTION. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is currently located. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS CURRENTLY LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. Each of the Borrower and the Creditor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to it at its address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower or the Creditor individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The parties hereto agree that the venue provided above is the most convenient forum for each of the parties. Each of the Borrower and the Creditor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

26. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE CREDITOR AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER, THE CREDITOR AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

         WITNESS the due execution hereof as a document under seal, as of the date first written above.

[CORPORATE SEAL]                        THE BETHLEHEM CORPORATION,
                                             a Pennsylvania corporation


Attest:______________________________   By:__________________________________
                                             Alan H. Silverstein
                                             President & Chief Executive Officer

[CORPORATE SEAL]                        UNIVERSAL PROCESS EQUIPMENT, INC.,
                                             a New Jersey corporation


Attest:______________________________   By:__________________________________
                                             Ronald H. Gale, President

                                        PNC BANK, NATIONAL ASSOCIATION,
                                             a national banking association


Witness:___________________________     By:__________________________________
                                             Thomas R. Keiser, Vice President